Exhibit 99.3

_______________________________

SUBSCRIPTION AGREEMENT
_______________________________

PRETIUM RESOURCES INC.

- and -

JIN HUANG MINING COMPANY LIMITED

MARCH 31, 2016

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		1
1.1	Defined Terms	1
1.2	Rules of Construction	5
1.3	Time of Essence	6
1.4	Governing Law and Submission to Jurisdiction	6
1.5	Severability	6
1.6	Entire Agreement	7
1.7	Accounting Principles	7
1.8	Knowledge	7

ARTICLE 2 PURCHASE OF COMMON SHARES		7
2.1	Investment in Company	7
2.2	Satisfaction of the Purchase Price	8

ARTICLE 3 REPRESENTATIONS AND WARRANTIES		8
3.1	Representations and Warranties of the Company	8
3.2	Representations and Warranties of the Investor	18
3.3	Survival of Representations and Warranties	20
3.4	Material Changes	21

ARTICLE 4 CLOSING		21
4.1	Closing	21
4.2	Company Closing Deliveries and Conditions for Acceptance	21
4.3	Investor Closing Deliveries	25

ARTICLE 5 GENERAL PROVISIONS		26
5.1	Termination	26
5.2	Notices	26
5.3	Further Assurances	28
5.4	Amendments	28
5.5	Assignment	28
5.6	Successors and Assigns	28
5.7	No Partnership	28
5.8	Public Releases	28
5.9	Counterparts	28

SUBSCRIPTION AGREEMENT

THIS AGREEMENT made the 31 day of March, 2016,

BETWEEN:

JIN HUANG MINING COMPANY LIMITED, a corporation existing under the laws of the British Virgin Islands,

(hereinafter referred to as the “Investor”),

- and -

PRETIUM RESOURCES INC., a corporation existing under the laws of the Province of British Columbia,

(hereinafter referred to as the “Company”).

WHEREAS

A.
The Company and the Investor are parties to a subscription agreement dated December 8, 2014, pursuant to which the Investor holds participation rights and is entitled to maintain its ownership interest in the Company in connection with offerings of securities by the Company.

B.	The Investor has exercised such rights in connection with the Company's public offering of Common Shares that closed on March 1, 2016.

C.
The Company has agreed to issue to the Investor, and the Investor has agreed to purchase from the Company, 2,786,849 Common Shares (the “Subscription Shares”) at a price of $4.58 per share (the “Purchase Price”), in reliance upon the representations, warranties and covenants of the Company contained herein.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements of the parties hereinafter contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Defined Terms

For the purposes of this Agreement (including the recitals hereto), unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Act” means the Business Corporations Act (British Columbia);

“Affiliate” has the meaning ascribed to such term in the Act, as in effect on the date of this Agreement;

“Associate” has the meaning ascribed to such term in the Securities Act (British Columbia), as in effect on the date of this Agreement;

“Authorization” means, with respect to any Person, any authorization, order, permit, approval, grant, licence, consent, right, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decree, or by-law, rule or regulation of any Governmental Entity, whether or not having the force of law, having jurisdiction over such Person;

“Brucejack Property” means the Company’s advanced stage gold-silver exploration project located approximately 65 kilometres north of the town of Stewart in northwest British Columbia; for greater certainty, “Brucejack Property” includes all future improvements thereto, including all plant, operating equipment and other fixtures, as well as all supporting roads, pipelines, tailings management areas, wasterock disposal site, water pumping, treatment and sewage, electricity and natural gas, buildings and other infrastructure;

“Business Day” means any day, other than a Saturday, Sunday or statutory holiday, on which banks in Hong Kong S.A.R and Vancouver, British Columbia are open for commercial banking business during normal banking hours;

“CFPOA” shall have the meaning set out in Section 3.1(hh);

“Closing” means the closing of the purchase and sale of the Subscription Shares;

“Closing Date” means March 31, 2016 or such other date as the Company and the Investor may agree upon in writing;

“Closing Time” means 10:00 a.m. (Vancouver time) on the Closing Date;

“Common Shares” means common shares in the capital of the Company;

“Continuous Disclosure Documents” means all documents previously published or filed by the Company with, or furnished by the Company to, the Securities Regulators (other than such documents filed or furnished on a confidential basis) within the past two years;

“Contract” shall have the meaning set out in Section 3.1(s);

“Directors” means the directors of the Company, elected or appointed from time to time;

“Encumbrance” means any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, security interest of any nature, adverse interest, adverse claim, exception, reservation, easement, right of occupation, any matter capable of registration against title, option, right of pre-emption, privilege, other third party interest or any Contract to create any of the foregoing;

“Environmental Law” shall have the meaning set out in Section 3.1(x);

“Exchanges” mans the TSX and NYSE;

“FCPA” shall have the meaning set out in Section 3.1(hh);

“Financial Statements” means the audited financial statements of the Company as at and for the year ended December 31, 2015, including the notes thereto, together with the auditor’s report thereon;

“Governmental Entity” means any domestic or foreign federal, provincial, regional, state, municipal or other government, governmental department, agency, authority or body (whether administrative, legislative, executive or otherwise), court, tribunal, commission or commissioner, bureau, minister or ministry, board or agency, or other regulatory authority, including any securities regulatory authorities and the TSX;

“Hazardous Substances” shall have the meaning set out in Section 3.1(x);

“IFRS” means international financial reporting standards from time to time approved by the International Accounting Standards Board, or any successor body;

“Laws” means any and all Canadian federal, provincial, regional, local, municipal or other law, statute, constitution, principle of common law, resolution, ordinance, proclamation, directive, code, edict, Order, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity;

“Material Adverse Effect” means any fact, change, event, violation, circumstance or effect which is or is reasonably likely to have a material adverse effect on a person’s business, affairs, liabilities (absolute, accrued, contingent or otherwise), capital, operations, financial condition, properties, prospects or assets (including the Brucejack Property), in all cases, whether or not arising in the ordinary course of business and considered on a consolidated basis;

“material change” means a material change for the purposes of Securities Laws or, where undefined under Securities Laws, means a change in the business, operations, affairs, liabilities (absolute, accrued, contingent or otherwise), capital, operations, financial condition, properties, prospects or assets of a person that would reasonably be expected to have a significant effect on the market price or value of its securities and includes a decision to implement such a change made by the board of directors of such person, or, alternatively, by senior management of such person, where they believe that confirmation of the decision by the board of directors of such person, is probable;

“Material Contract” shall have the meaning set out in Section 3.1(ii);

“material fact” means a material fact for the purposes of Securities Laws or, where undefined under Securities Laws,  means a fact that would reasonably be expected to have a significant effect on the market price or value of a person’s securities;

“Mining Claims” shall have the meaning set out in Section 3.1(u);

“NI 43-101” means National Instrument 43-101 - Standards of Disclosure for Mineral Projects;

“NI 45-106” means National Instrument 45-106 - Prospectus and Registration Exemptions;

“NI 51-102” means National Instrument 51-102 - Continuous Disclosure Obligations;

“NYSE” means the New York Stock Exchange;

“Order” means any judgment, decision, decree, injunction, ruling, writ, assessment or order of any Governmental Entity that is binding on any Person or its property under applicable Law;

“ordinary course of business” means the ordinary course of the Company’s business consistent with past practices and with good mining and business practice;

“Person” means and includes any individual, company, limited partnership, general partnership, joint stock company, limited liability company, joint venture, association, company, trust, bank, trust company, pension fund, business trust or other organization, whether or not a legal entity and any Governmental Entity;

“Proceeds” shall have the meaning set out in Section 2.1;

“Purchase Price” shall have the meaning set out in the recitals hereto;

“PWC” means PricewaterhouseCoopers LLP, Chartered Accountants, as auditor of the Company;

“Reporting Jurisdictions” means all of the provinces and territories of Canada excluding Quebec;

“Rules and Regulations” means the rules and regulations of the SEC;

“Securities Laws” means all applicable Canadian securities laws and the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, notices, orders, blanket rulings and other regulatory instruments of the securities regulatory authorities in such provinces and all rules and policies of the TSX;

“SEC” means the United States Securities and Exchange Commission;

“Securities Regulators” means, collectively, the securities regulators or other securities regulatory authorities in the Reporting Jurisdictions;

“Shareholders” holders of Common Shares;

“Subsidiaries” means Pretium Exploration Inc. and 0890696 B.C. Ltd., and each individually a “Subsidiary”;

“Subscription Shares” shall have the meaning set out in the recitals hereto;

“Tax” or “Taxes” means any federal, provincial, territorial, state or local income, goods and services, value added, corporation, land transfer, licence, payroll, excise, sales, use, capital, withholding, mining or other tax, levy, duty, royalty, assessment, reassessment or other charge of any kind whatsoever, whether direct or indirect, including any interest or penalty on any of the foregoing, whether disputed or not, and for greater certainty includes Canada Pension Plan premiums and employment insurance premiums;

“tax return” means any return, report, declaration, designation, election, notice, filing, form, claim for refund, information return or other document (including any related or supporting schedule, statement or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any Laws, regulations or administrative requirements relating to any Tax;

“TSX” means the Toronto Stock Exchange or any successor thereto;

“United States” means the United States of America as defined in Regulation S under the U.S. Securities Act;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Person” means a “U.S. Person” as defined in Rule 902(k) of the U.S. Securities Act; and

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

1.2	Rules of Construction

In this Agreement:

(a)
the terms “Agreement”, “this Agreement”, “the Agreement”, “hereto”, “hereof”, “herein”, “hereby”, “hereunder” and similar expressions refer to this Agreement in its entirety and not to any particular provision hereof;

(b)	references to an “Article”, “Section” or “Schedule” followed by a number or letter refer to the specified Article or Section of or Schedule to this Agreement;

(c)	the division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

(d)	words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include all genders;

(e)	the word “including” is deemed to mean “including without limitation”;

(f)	the terms “party” and the “parties” refer to a party or the parties to this Agreement;

(g)	any reference to this Agreement means this Agreement as amended, modified, replaced or supplemented from time to time;

(h)
any reference to a statute, regulation or rule shall be construed to be a reference thereto as the same may from time to time be amended, re-enacted or replaced, and any reference to a statute shall include any regulations or rules made thereunder;

(i)	all dollar amounts refer to U.S. dollars;

(j)
any time period within which a payment is to be made or any other action is to be taken hereunder shall be calculated excluding the day on which the period commences and including the day on which the period ends; and

(k)	whenever any action is required to be taken or period of time is to expire on a day other than a Business Day, such action shall be taken or period shall expire on the next following Business Day.

1.3	Time of Essence

Time shall be of the essence of this Agreement.

1.4	Governing Law and Submission to Jurisdiction

(a)
This Agreement shall be interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of British Columbia and the federal laws of Canada applicable in that province.

(b)
Each of the parties irrevocably and unconditionally (i) submits to the nonexclusive jurisdiction of the courts of the Province of British Columbia over any action or proceeding arising out of or relating to this Agreement, (ii) waives any objection that it might otherwise be entitled to assert to the jurisdiction of such courts and (iii) agrees not to assert that such courts are not a convenient forum for the determination of any such action or proceeding.

1.5	Severability

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

1.6	Entire Agreement

This Agreement, and the subscription agreement dated December 8, 2014 between the Investor and Company, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided herein or therein.

1.7	Accounting Principles

Any reference in this Agreement to generally accepted accounting principles refers to accounting principles which have been established as generally accepted in Canada for financial reporting, applied on a consistent basis, including those principles recommended from time to time in the Handbook of the Canadian Institute of Chartered Accountants or any successor body thereto, and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

1.8	Knowledge

For the purposes of this Agreement, with respect to any matter, (a) the knowledge of the Company shall mean (i) the actual knowledge of Robert Quartermain, Joseph Ovsenek and Tom S.Q. Yip and (ii) all information which ought to have been known by Robert Quartermain, Joseph Ovsenek and Tom S.Q. Yip after making reasonable inquiry of the directors, officers and employees of and consultants to the Company concerning the matters in question, whether or not any such inquiry was actually made, and (b) the knowledge of the Investor shall mean (i) the actual knowledge of Chen Jinghe, Lan Fusheng and Lin Hongying, and (ii) all information which ought to have been known by Chen Jinghe, Fang Qixue and Lin Hongying after making reasonable inquiry of the directors, officers and employees of and consultants to the Company concerning the matters in question, whether or not any such inquiry was actually made to the Investor.

ARTICLE 2

PURCHASE OF COMMON SHARES

2.1	Investment in Company

On the terms and subject to the conditions of this Agreement, the Investor agrees on the date hereof to subscribe for and purchase from the Company, and the Company agrees to issue from treasury and sell to the Investor, 2,786,849 Common Shares at a purchase price per share of $4.58 for total proceeds of $12,763,768.42 (the “Proceeds”).

2.2	Satisfaction of the Purchase Price

The Investor shall pay, or cause to be paid, the aggregate Purchase Price to the Company (or as directed by the Company) by certified cheque, solicitor’s trust cheque, bank draft or wire transfer in immediately available funds or in any other manner agreed upon by the parties, at the Closing Time.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of the Company

The Company hereby represents, warrants and covenants to the Investor as follows and acknowledges that the Investor is relying on such representations, warranties and covenants in completing its subscription for the Subscription Shares:

(a)	Corporate Status.

(i)
The Company.  The Company is a corporation duly incorporated, organized and subsisting under the Act and has all requisite corporate power, capacity and authority to own its properties and assets, to carry on its business as presently conducted and as proposed to be conducted as contemplated in the Continuous Disclosure Documents and to enter into and deliver this Agreement to which it is or will be a party and to perform its obligations thereunder.  No act or proceeding has been taken by or against the Company in connection with its liquidation, winding-up or bankruptcy.

(ii)
Subsidiary.  Each Subsidiary is a corporation duly incorporated, organized and subsisting under the Act and has all requisite corporate power, capacity and authority to own its properties and assets and to carry on its business as presently conducted and as proposed to be conducted as contemplated in the Continuous Disclosure Documents.  No act or proceeding has been taken by or against a Subsidiary in connection with its liquidation, winding-up or bankruptcy.

(iii)
Authority of the Company. All necessary action has been taken by the Company to authorize the execution and delivery by the Company of this Agreement to which the Company is currently a party and the performance by the Company of its obligations thereunder.  At the time of execution of this Agreement by the Company, all necessary action will have been taken by the Company to authorize the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations thereunder, and this Agreement will have been duly executed and delivered and will constitute a valid and legally binding obligation of the Company enforceable against it in accordance with its terms.

(iv)
Continuous Disclosure Documents.  The Continuous Disclosure Documents contain no untrue statement of a material fact as at the date thereof nor do they omit to state a material fact which, at the date thereof, was required to have been stated or was necessary to prevent a statement that was made from being false or misleading in the circumstances in which it was made and were prepared in accordance with and comply with Securities Laws in the Reporting Jurisdictions, other than as subsequently corrected and published or filed by the Company prior to the date of this Agreement.

(b)
Financial Statements. The Financial Statements (i) are in accordance with the books, records and accounts of the Company and the Subsidiaries; (ii) are complete and correct in all material respects and present fairly, on a consolidated basis, the assets, liabilities and financial position of the Company as at the date indicated and the cash flows and results of operations of the Company for the periods specified; and (iii) have been prepared in accordance with IFRS.

(c)
Undisclosed Liabilities. None of the Company nor the Subsidiaries have any material liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise required to be disclosed under IFRS, which are not disclosed or referred to in the Financial Statements.

(d)
Tax Returns. Other than as disclosed to the Investor in writing, the Company and the Subsidiaries have accurately prepared and timely filed all federal, provincial, local and foreign tax returns which are required to be filed, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable.

(e)
Tax Liabilities.  Other than as disclosed to the Investor in writing, there are no liens for taxes on the assets of the Company or the Subsidiaries except for taxes not yet due, there are no audits of any of the tax returns of the Company or the Subsidiaries reasonably expected to have a Material Adverse Effect on the properties, business or assets of the Company or the Subsidiaries which are known by the Company’s management to be pending, and there are no claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any government agency of any deficiency which would have a Material Adverse Effect on the properties, business or assets of the Company or the Subsidiaries.

(f)
Significant Acquisitions and Significant Dispositions.  No acquisitions or dispositions have been made by the Company or the Subsidiaries in the most recently completed fiscal year that are “significant acquisitions” or “significant dispositions” under Securities Laws and none of the Company nor the Subsidiaries are in discussions with another party in respect of any proposed acquisition of a business or related business that has progressed to a state where a reasonable person would believe that the likelihood of the Company or the Subsidiaries completing the acquisition is high and that, if completed by the Company or the Subsidiaries as at the date hereof, would be a “significant acquisition”, in each case which would require disclosure pursuant to Securities Laws.

(g)
Auditors.  PWC are independent with respect to the Company as required by Securities Laws and are independent public accountants as required by the U.S. Securities Act, the U.S. Exchange Act and the Rules and Regulations.  There has not been any reportable event (within the meaning of NI 51-102) between the Company and PWC.

(h)
Internal Controls and Disclosure Controls.  Each of the Company and the Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company believes that the Company’s and the Subsidiaries’ internal control over financial reporting are effective and the Company is not aware of any material weakness in their respective internal control over financial reporting.  Since December 31, 2015, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company and its Subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the U.S. Exchange Act and Securities Laws) that comply with the requirements of the U.S. Exchange Act and Securities Laws; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and the Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities. Such disclosure controls and procedures are effective.

(i)	Transfer Agent. Computershare Investor Services Inc., at its principal offices in Vancouver and Toronto, has been duly appointed as the registrar and transfer agent in respect of the Common Shares.

(j)
Regulatory Matters.  The Common Shares are listed and posted for trading on the Exchanges and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the U.S. Exchange Act or delisting the Common Shares from any of the Exchanges, nor has the Company received any notification that the SEC or the Exchanges are contemplating terminating such registration or listing.  Prior to the Closing Date, the TSX will have conditionally approved the listing of the Subscription Shares, subject only to the Company fulfilling the customary post-closing conditions of TSX.  The Company has applied or will apply to have the Subscription Shares approved for listing on the NYSE as soon as practicable and any event no later than one Business Day after the Closing Date.

(k)
Consents. No consent, approval, Authorization, order, filing, registration or qualification of or with any court, governmental agency or body or regulatory authority is required except such as shall have been made or obtained at or before the Closing Date from the Securities Regulators and the Exchanges, for the execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated herein.

(l)
No Material Change in Company.  Except as disclosed in the Continuous Disclosure Documents, subsequent to the date of the Financial Statements, there has not been any material change (financial or otherwise) in the business, affairs, liabilities (absolute, accrued, contingent or otherwise), capital, operations, financial condition, properties, prospects or assets of the Company or the Subsidiaries and no event has occurred or circumstance exists which could reasonably be expected to result in such a material change.

(m)	Capitalization.

(i)
The Company.  The Company is authorized to issue an unlimited number of common shares, without par value, of which 173,724,405 Common Shares are issued and outstanding as at the date hereof, and an unlimited number of preferred shares, none of which are issued and outstanding as at the date hereof.  All of the issued and outstanding shares of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with applicable laws and not in violation of or subject to any pre-emptive or similar right that entitles any person to acquire from the Company any common shares of the Company or other security of the Company or any security convertible into, or exercisable for, common shares of the Company or any other such security.

(ii)
Subsidiaries.  The Company owns all of the issued and outstanding securities of the Subsidiaries, free and clear of any Encumbrance, and has no other subsidiaries.  All of the outstanding equity interests in the Subsidiaries have been duly authorized and validly issued and all of such equity interests are outstanding as fully paid and non-assessable shares.  There exist no options, warrants, purchase rights, or other contracts or commitments that would require the Company or any other person to sell, transfer or otherwise dispose of any equity interests of the Subsidiaries or for the issue or allotment of any unissued shares in the capital of the Subsidiaries or any other security convertible into or exchangeable for any such shares.

(n)
Fully Paid Shares. All of the Subscription Shares to be sold by the Company hereunder have been, or will by the Closing Time be, duly authorized and issued as fully paid and non-assessable shares, and will have been issued in compliance with all applicable laws and not in violation of or subject to any pre-emptive or similar right that entitles any person to acquire from the Company any common shares of the Company, or other security of the Company, or any security convertible into, or exercisable for, common shares of the Company or any other such security.

(o)	Books and Records.

(i)
The minute books and corporate records of the Company are true and correct in all material respects and contain all minutes of all meetings and all resolutions of the Directors (and any committees of such Directors) and shareholders of the Company as at the date hereof and at the Closing Date will contain all minutes of all meetings and all resolutions of the Directors (and any committees of such Directors) and shareholders of the Company.

(ii)
The minute books and corporate records of the Subsidiaries are true and correct in all material respects and contain all minutes of all meetings and all resolutions of the directors (and any committees of such directors) and shareholders of the Subsidiaries as at the date hereof and at the Closing Date will contain all minutes of all meetings and all resolutions of the directors (and any committees of such directors) and shareholders of the Subsidiaries.

(p)
Voting Agreements. Except as provided herein, the Company is not and will not be a party to any agreement, nor is the Company aware of any agreement which affects the voting control of any of the securities of the Subsidiaries.

(q)
Options. Except in connection with (i) the stock options granted under the Company’s stock option plan and units granted under the Company’s restricted share unit plan (ii) the pre-emptive rights of Liberty Metals & Mining Holdings, LLC (iii) the pre-emptive rights of Silver Standard Resources Inc. (iv) the pre-emptive rights of Orion Co-Investments II (ED) Limited (v) the pre-emptive rights of BTO Midas L.P. and (vi) the pre-emptive rights provided for in the subscription agreement dated December 8, 2014 between the Investor and the Company, no person now has, or will immediately following the Closing Date have, any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option (including convertible or exchangeable securities or warrants) for the purchase, subscription for or issuance of common shares of the Company or the Subsidiaries.

(r)
Registration Rights. Except as disclosed in the Continuous Disclosure Documents, no person has, or will immediately following the Closing Date have, any rights to require qualification for distribution under Securities Laws its Common Shares.

(s)
No Defaults. The execution and delivery of this Agreement, the fulfilment of the terms hereof by the Company, and the sale and delivery of the Subscription Shares as contemplated by this Agreement, do not and will not:

(i)
require the consent, approval, Authorization, registration or qualification of or with any Governmental Entity, exchange, Securities Regulator or other regulatory commission or agency or third party, except those that are required under Securities Laws and applicable exchange regulations, all of which have been obtained (or will be obtained prior to the Closing Date); or

(ii)
result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with:

(A)
any of the provisions of the constating documents of the Company or of the Subsidiaries or any resolutions of the directors or shareholders of the Company or of the Subsidiaries or any committee of any of them;

(B)	any indenture, agreement or other instrument to which the Company or the Subsidiaries are a party or by which it is contractually bound;

(C)
any statute, rule, regulation or law applicable to the Company or the Subsidiaries including, without limitation, the Securities Laws, or any judgement,  order, decree or decision of any governmental or regulatory body, agency, commission, tribunal, court or exchange having jurisdiction over the Company or the Subsidiaries; or

(D)
any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by the Company or the Subsidiaries under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any Encumbrance upon any property or assets of the Company or the Subsidiaries under, any contract, indenture, mortgage, hypothec, deed of trust, loan agreement, note, lease, license, franchise agreement, Authorization, permit, certificate or other agreement or document to which the Company or the Subsidiaries are a party or by which it is bound, or to which its assets or businesses is subject (each, for the purpose of this section 3, a “Contract”), which individually or in the aggregate would (1) have or result in a Material Adverse Effect on the Company or (2) materially affect or impair the Company’s ability to perform the obligations contemplated under this Agreement.

(t)	Marketable Title to Assets

(i)
The Company and the Subsidiaries own, hold or lease all such properties as are necessary to the conduct of their respective businesses as presently operated and as proposed to be operated as described in the Continuous Disclosure Documents;

(ii)
the Company and the Subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of Encumbrances (except such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries); and any real property and buildings to be held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries; and

(iii)
none of the Company nor, to the knowledge of the Company, the Subsidiaries have received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or the Subsidiaries.

(u)
Mining Claims. All interests in material mining claims, concessions, exploitation or extraction rights or similar rights (“Mining Claims”) that are held by the Company or any of the Subsidiaries are in good standing, are valid and enforceable, are free and clear of any material Encumbrances and no royalty is payable in respect of any of them, except as disclosed in the Continuous Disclosure Documents. Except as disclosed in the Continuous Disclosure Documents, no other material property rights are necessary for the conduct of the Company’s business as currently conducted and there are no material restrictions on the ability of the Company and the Subsidiaries to use, transfer or otherwise exploit any such property rights.  The Mining Claims of the Company or the Subsidiaries cover the properties required by the Company for the purposes described in the Continuous Disclosure Documents and no other property rights are necessary for the conduct of the Company’s business as currently conducted.  No dispute between the Company or the Subsidiaries and any local, native or indigenous group exists or to the knowledge of the Company is threatened or imminent with respect to the Brucejack Property or the Company’s exploration activities that could reasonably be expected to have a Material Adverse Effect.

(v)
Mineral Reserve and Resource Disclosure. The information in the Continuous Disclosure Documents relating to estimates by the Company of the proven and probable reserves and measured, indicated and inferred resources associated with the Brucejack Property has been prepared in all material respects by a “qualified person” in accordance with NI 43-101.  The Company believes that all of the assumptions underlying such reserve and resource estimates are reasonable and appropriate and that the projected production and operating results relating to the Brucejack Property and summarized in the Continuous Disclosure Documents are achievable by the Company.

(w)	Technical Information. The Company has filed with the Securities Regulators all technical reports required to be filed by it pursuant to NI 43-101.

(x)
Compliance with Environmental and Health Laws. There has been no storage, generation, transportation, handling, use, treatment, disposal, discharge, emission, contamination, release or other activity involving any kind of hazardous, toxic or other wastes, pollutants, contaminants, petroleum products or other hazardous or toxic substances, chemicals or materials (“Hazardous Substances”) by, due to, on behalf of, or caused by the Company or the Subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any property now or previously owned, operated, used or leased by the Company or any of the Subsidiaries, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit, common law provision or other legally binding standard relating to pollution or protection of human health and the environment of any international, federal, provincial or municipal jurisdiction (“Environmental Law”), except for violations and liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  There has been no disposal, discharge, emission contamination or other release of any kind at, onto or from any such property or into the environment surrounding any such property of any Hazardous Substances with respect to which the Company has knowledge, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending or, to the best of the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries, of any international, federal, provincial or municipal jurisdiction, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No property of the Company or any of the Subsidiaries is subject to any Encumbrance under any Environmental Law.  None of the Company nor any of the Subsidiaries is subject to any order, decree, agreement or other individualized legal requirement related to any Environmental Law, which, in any case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.

(y)
Permits. The Company and the Subsidiaries hold all permits, by-laws, licences, waivers, exemptions, consents, certificates, registrations, Authorizations, approvals, rights, rights of way and entitlements and the like (including as required under Environmental Law) which are required from any governmental or regulatory authority or any other person necessary to conduct its business and activities as currently conducted, the lack of which would have a Material Adverse Effect on the Company and the Subsidiaries (taken together as a whole after the Closing Time) and all such permits, by-laws, licences, waivers, exemptions, consents, certificates, registrations, Authorizations, approvals, rights, rights of way and entitlements and the like are in full force and effect in all material respects and will be in full force and effect in all material respects at the Closing Time, and with no default thereunder.

(z)
Compliance with other Laws. Each of the Company and the Subsidiaries has conducted and is conducting its activities or business in material compliance with all applicable laws, rules and regulations, including without limitation those of the country, province and municipality in which such entity carries on business or conducts its activities.

(aa)
No Claims. Except as disclosed in the Continuous Disclosure Documents, and to the Investor in writing, there is no claim, action, suit, proceeding or investigation (whether or not purportedly on behalf of the Company) commenced or, to the knowledge of the Company, threatened against, or affecting the Company or the Subsidiaries or any of their respective properties, or to which the Company or the Subsidiaries is a party or to which any property of the Company or the Subsidiaries (whether currently owned or to be acquired as a result of the completion of the transactions contemplated in the Continuous Disclosure Documents) is subject, at law or in equity, or before or by any federal, provincial, state, municipal or other governmental or regulatory department, commission, board or agency, domestic or foreign, which is, or could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect on, or which questions the validity of any action taken or to be taken by the Company pursuant to or in connection with, this Agreement or any other transaction or agreement contemplated in the Continuous Disclosure Documents.

(bb)
No Cease Trade Orders. No order, ruling or determination having the effect of suspending the sale or ceasing the trading of the common shares or any other securities of the Company has been issued to the Company or made by any Securities Regulator or exchange or any other regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the best of the knowledge, information and belief of the Company are contemplated or threatened by any such authority or under any Securities Laws.

(cc)	Reporting Issuer and Compliance with Securities Laws. The Company is a reporting issuer or the equivalent thereof, in good standing in each Reporting Jurisdiction.

(dd)
Insurance. The Company and the Subsidiaries maintain insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. There are no material claims by the Company or the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.  The Company has no reason to believe that it will be unable to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not have a Material Adverse Effect.

(ee)
Material Transactions. Except as disclosed in the Continuous Disclosure Documents, none of the directors, officers or employees of the Company or the Subsidiaries, any known holder or proposed holder of more than 10% of any class of shares of the Company, or any known Associate or Affiliate of any of the foregoing persons or companies has any material interest, direct or indirect, in any material transaction involving the Company or the Subsidiaries which, as the case may be, materially affected, is material to or will materially affect the Company or the Subsidiaries.

(ff)
Brokerage Fees. No person is acting or purporting to act at the request of the Company, who is entitled to any brokerage or finder’s fees by the Company in connection with the transactions contemplated by this Agreement.

(gg)
No Taxes. There are no sales, goods and services, harmonized sales, use or transfer taxes or other similar taxes, fees or charges under Canadian or U.S. federal law or the laws of any state, province, territory or any political subdivision thereof, required to be paid by the Company in connection with the execution and delivery of this Agreement or the issuance of the Subscription Shares hereunder.  No stamp duty, registration or documentary taxes, duties or similar charges are payable under the federal laws of Canada or the laws of any province or territory in connection with the sale and delivery to the Investor of the Subscription Shares or the authorization, execution, delivery and performance of this Agreement.

(hh)
No Corrupt Practices. None of the Company or the Subsidiaries or any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or the Corruption of Foreign Public Officials Act (Canada) (the “CFPOA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or the CFPOA and each of the Company and the Subsidiaries have conducted their businesses in compliance with the FCPA and the CFPOA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ii)
Material Contracts. All contracts, agreements indentures, leases, policies, instruments and licenses of the Company and the Subsidiaries that are material to the Company and the Subsidiaries have been disclosed in the Continuous Disclosure Documents (“Material Contracts”) and there are no amendments to such contracts that have been, are  proposed to be, or are required to be, made and all Material Contracts that are required to be filed on www.sedar.com pursuant to applicable securities laws have been so filed.

3.2	Representations and Warranties of the Investor

The Investor hereby represents and warrants to the Company as follows and acknowledges that the Company is relying on such representations and warranties in completing its issuance of the Subscription Shares:

(a)
Organization. It is a limited liability company validly existing under the British Virgin Islands, with full power, authority and legal capacity to own or to hold the Subscription Shares and to complete the transactions to be completed by it as contemplated in this Agreement.  The Investor is a direct or indirect subsidiary of Gold Mountains (H.K.) International Mining Company Limited and is controlled by such entity.

(b)
Authorization. This Agreement has been duly authorized by all requisite action on its part, and upon execution and delivery of the same, shall be enforceable against it in accordance with its respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(c)
No Violation. The entering into of this Agreement will not result in a violation of any of the terms and provisions of any law applicable to the Investor or of any agreement to which it is a party or by which it may be bound.

(d)	Residency. It is resident in the jurisdiction set out on the first page of this Agreement.

(e)	Accredited Investor. It is an “accredited investor” within the meaning of NI 45-106 and it is purchasing the Subscription Shares as principal.

(f)	No Offering Document. It has not received any offering document or disclosure document relating to the Subscription Shares.

(g)
Limited Remedies and Rights. The Investor acknowledges that there are risks associated with the purchase of an investment in the Subscription Shares, and the Investor is knowledgeable, sophisticated and experienced in business and financial matters and is capable of evaluating the merits and risks of an investment in the Subscription Shares, fully understands the restrictions on resale of the Subscription Shares, and is able to bear the economic risk of an investment in the Subscription Shares.

(h)
Regulatory or Third Party Consents or Approvals. No consent, approval, Order or Authorization of, or declaration of filing with, any Governmental Entity or any other third party is required to be obtained by the Investor in connection with the consummation of the transactions contemplated by this Agreement and such other consents, approvals, Orders or Authorizations, or declarations of filings, as to which the failure to obtain or make would not, individually or the in aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(i)
Filings. If required by Securities Laws or the Exchanges, the Investor will execute, deliver and file or assist the Company in filing such reports, undertakings and other documents with respect to the purchase and sale of the Subscription Shares as may be required by any securities commission, the Exchanges or other Governmental Entity.

(j)	Collection of Personal Information. That the Investor:

(i)
has been notified by the Company that the Company is required to provide information (“personal information”) pertaining to the Investor and acknowledges and consents to the Company retaining the personal information for as long as permitted or required by applicable law. The Investor further acknowledges and consents to the Company delivering to the regulatory authorities in the Reporting Jurisdictions any personal information provided by the Investor respecting itself which is required to be provided in satisfaction of the Company’s obligations pursuant to Securities Laws including the information required by Form 45-106F6 – British Columbia Report of Exempt Distribution; and

(ii)
acknowledges that its name and other specified information, including the number of Subscription Shares, may be disclosed to (A) other Canadian securities regulatory authorities and may become available to the public in accordance with the requirements of applicable Laws and (B) authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada). The Investor consents to the disclosure of that information.

(k)	Canadian Legend. The Investor acknowledges that the certificate representing the Subscription Shares will bear the following legends:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MUST NOT TRADE THE SECURITIES BEFORE [INSERT THE DATE THAT IS FOUR MONTHS PLUS ONE DAY AFTER THE CLOSING DATE].”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER THE SAID SECURITIES CANNOT BE FREELY TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.”

(l)	U.S. Securities Laws. The Investor is not a U.S. Person.

3.3	Survival of Representations and Warranties

The representations and warranties of a party herein shall survive the Closing until the second anniversary thereof, unless bona fide notice of a claim that a representation or warranty was incorrect shall have been made in writing before such date, in which case the representation or warranty to which such notice applies shall survive in respect of that claim until the final determination or settlement of the claim, notwithstanding any investigation made by or on behalf of the party entitled to rely on such representation or warranty, and provided that the representations and warranties in Section 3.1(d) and 3.1(e) shall survive and continue in full force and effect until 60 days following the expiration of the period, if any, during which an assessment, reassessment or other form of recognized document assessing liability for Taxes or interest or penalties upon Taxes under applicable Law in respect of any taxation year to which such representations and warranties extend could be issued under such Law. Notwithstanding the foregoing, a claim for any breach of any of the representations and warranties contained in this Agreement involving fraud or fraudulent misrepresentation may be made at any time following the date of this Agreement, subject only to applicable limitation periods imposed by applicable Law.

3.4	Material Changes

The Company agrees that if, between the date of this Agreement and the Closing Date, a material change (actual, anticipated, contemplated or threatened, financial or otherwise) occurs in respect of the Company or the Subsidiaries, or a change in a material fact occurs of which the Company becomes aware, the Company will as soon as practicable notify the Investor in writing, setting forth the particulars of such change.

ARTICLE 4

CLOSING

4.1	Closing

The Closing for the purchase and sale of the Subscription Shares shall be held at the offices of Blake, Cassels & Graydon LLP, Vancouver, at the Closing Time on the Closing Date.

4.2	Company Closing Deliveries and Conditions for Acceptance

The Investor’s obligation to purchase the Subscription Shares at the Closing Time shall be subject to the accuracy of the representations and warranties of the Company contained in this Agreement as of the date of this Agreement and as of the Closing Date, the performance by the Company of its respective obligations under this Agreement and the following conditions:

(a)	Representations; Covenants.

(i)
Each of the representations and warranties of the Company contained in this Agreement shall be accurate in all material respects as and when made and at and as of the Closing Time as though such representations and warranties were made at and as of the Closing Time.

(ii)
All covenants, agreements and conditions of the Company contained in this Agreement to be completed prior to the Closing Time shall have been performed or completed in all material respects by the Company.

(b)	Delivery of Opinions.

(i)
The Investor shall have received at the Closing Time a favourable legal opinion dated the Closing Date, in form and substance satisfactory to the Investor, from Canadian counsel to the Company, addressed to the Investor, as to the laws of Canada and British Columbia which counsel may rely upon as to matters of fact on certificates of the auditors of the Company, the Transfer Agent, government officials, public and stock exchange officials and officers of the Company and the Subsidiaries, with respect to the following matters, assuming completion of the Closing:

(A)	as to the valid existence and good standing of each of the Company and the Subsidiaries under the laws of their respective jurisdiction of organization or incorporation, as applicable;

(B)	as to the authorized and issued capital of each of the Company and the Subsidiaries;

(C)	that the Company is the registered owner of all of the issued and outstanding common shares or other securities of the Subsidiaries;

(D)
that each of the Company and the Subsidiaries have all requisite corporate power and capacity including under the laws of its respective jurisdiction of incorporation to (i) carry on its business as presently carried on (as applicable); (ii) own its property; (iii) in the case of the Company solely, issue the Subscription Shares; and (iv) in the case of the Company solely, carry out the transaction contemplated hereby;

(E)	that all necessary corporate action has been taken by the Company to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

(F)	that the Subscription Shares have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares;

(G)
that the execution and delivery of this Agreement by the Company, the fulfilment of the terms of this Agreement, the issue and sale of the Subscription Shares and, the consummation of the transactions contemplated by this Agreement, do not and will not result in a breach (whether after notice or lapse of time or both) of any current statute or regulation of the province of British Columbia, or of the terms, conditions or provisions of the constating documents of the Company or any resolutions of directors or shareholders of the Company;

(H)
that this Agreement has been duly authorized and executed by the Company and constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, subject to reasonable opinion qualifications;

(I)
that the form and terms of the certificates representing the Subscription Shares have been duly approved by the Company and meet all legal requirements under the constating documents of the Company, the Act and the rules of the TSX (if any) and have been duly approved by the Company;

(J)
that Computershare Investor Services Inc. at its principal offices in the cities of Vancouver and Toronto has been duly appointed as the transfer agent and registrar for the common shares of the Company, which appointment has not been revoked and amended;

(K)	that the Company is a reporting issuer in the provinces of British Columbia, Alberta and Ontario and is not in default of the Securities Laws of such province;

(L)
the issue and sale of the Subscription Shares by the Company to the Investor is exempt from the prospectus requirements of the securities laws in British Columbia and no prospectus will be required, no other document will be required to be filed, no proceeding will be required to be taken and no approval, permit, consent, order or Authorization of a regulatory authority will be required to be obtained by the Company under the securities laws in each of the Reporting Jurisdictions in connection with the issue and sale of the Subscription Shares in British Columbia to the Investor of such Subscription Shares other than the requirement that the Company files within 10 days from the date of issue and sale, a report of the sale prepared and executed in accordance with the securities laws in British Columbia, together with the payment of prescribed fees in connection therewith;

(M)
the first trade in the Subscription Shares, other than a trade which is otherwise exempt under securities laws in each of the Reporting Jurisdictions, will be a deemed distribution subject to the prospectus requirements of applicable securities laws in each of the Reporting Jurisdictions, unless certain conditions are met; and

(N)	the Subscription Shares have been conditionally approved for listing on the TSX subject to the filing of documents in accordance with the requirements of the TSX.

(ii)
The Investor shall have received at the Closing Time a favourable legal opinion dated the Closing Date based on the BC Online mineral title searches, in form and substance satisfactory to the Investor acting reasonably, from Canadian counsel to the Company, addressed to the Investor, with respect to title matters on the Brucejack Property.

(c)	Delivery of Certificates.

(i)
The Investor shall have received at the Closing Time a certificate dated the Closing Date, addressed to the Investor and signed on behalf of the Company by an officer of the Company, with respect to the constating documents of the Company, all resolutions of Directors relating to this Agreement, the incumbency and specimen signatures of signing officers of the Company.

(ii)
The Investor shall have received at the Closing Time a certificate of the Company dated the Closing Date, addressed to the Investor and signed on behalf of the Company by an officer of the Company, certifying for and on behalf of the Company, after having made due inquiry, that:

(A)
since the date of this Agreement, that (A) there has been no material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, liabilities (absolute, accrued, contingent or otherwise), capital, operations, financial condition, properties, prospects or assets of the Company or the Subsidiaries, and (B) no transaction has been entered into by the Company which is material to the Company;

(B)
no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Subscription Shares, or any other securities of the Company has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, after due inquiry, contemplated or threatened under any of the Securities Laws or by any other regulatory authority;

(C)	the Company has complied with the terms and conditions of this Agreement on its part to be complied with up to and as of the Closing Time; and

(D)
the representations and warranties of the Company contained in this Agreement and in any certificate or other document delivered pursuant to or in connection with this Agreement are accurate in all material respects, except for those representations and warranties which are already qualified by materiality which will be true in all respects, as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated by this Agreement.

(iii)
The Company will deliver to the Investor certificates of good standing and/or compliance (or the equivalent), where issuable under applicable law, for the Company and the Subsidiaries, each dated within one day prior to the Closing Date.

(d)
evidence of the conditional acceptance of the issuance and listing of the Subscription Shares on the TSX and evidence of an application having been made to the NYSE for the approval of the listing and posting for trading of the Subscription Shares on the NYSE;

(e)
a certificate from the Transfer Agent: (A) as to its appointment as transfer agent and registrar of the Common Shares; and (B) as to the issued and outstanding Common Shares as at the close of business on the day prior to the date hereof;

(f)
a share certificate representing the Subscription Shares registered in the name of the Investor (or as the Investor may direct), duly executed and issued by the Company and registered in the share register of the Company in the name of the Investor (or as the Investor may direct); and

(g)
all actions required to be taken by or on behalf of the Company, including, without limitation, the passing of all requisite resolutions of the Directors and all requisite filings with any securities regulatory authority will have occurred at or prior to the Closing Time so as to authorize and approve this Agreement, the issuance and sale of the Subscription Shares and all matters related to the foregoing.

4.3	Investor Closing Deliveries

The Investor acknowledges and agrees that the obligations of the Company shall be subject to the following conditions and that at or prior to the Closing Time, the Investor shall deliver or cause to be delivered to the Company, the following:

(a)	Representations; Covenants.

(i)
Each of the representations and warranties made by the Investor herein (including representations and warranties made in any schedule attached hereto, as applicable) shall be accurate in all material respects as of the Closing Time with the same force and effect as if made at and as of the Closing Time.

(ii)
All covenants, agreements and conditions of the Investor contained in this Agreement to be completed prior to the Closing Time shall have been performed or completed in all material respects by the Investor.

(b)	Deliveries. The Investor shall deliver or cause to be delivered to the Company payment of the aggregate Purchase Price in accordance with Section 2.2.

ARTICLE 5

GENERAL PROVISIONS

5.1	Termination

(a)
It is understood that the Investor and the Company may at their sole discretion waive, in whole or in part, or extend the time for compliance with, any of the terms and conditions of this Agreement in their favour without prejudice to their rights in respect of any other of such terms and conditions or any other subsequent breach or non-compliance; provided, however, that to be binding on the Investor or the Company as applicable any such waiver or extension must be in writing.

(b)	This Agreement may be terminated under the following circumstances:

(i)	upon mutual consent of the parties;

(ii)
by the Investor, upon written notice to the Company, if there has been a material violation, breach or inaccuracy of any representation, warranty or covenant of the Company contained in this Agreement, which violation, breach or inaccuracy would cause any of the representations, warranties, covenants or conditions of the Company in this Agreement not to be satisfied; or

(iii)
by the Company, upon written notice to the Investor, if there has been a material violation, breach or inaccuracy of any representation, warranty or covenant of the Investor contained in this Agreement, which violation, breach or inaccuracy would cause any of the representations, warranties, covenants or conditions of the Investor in this Agreement not to be satisfied.

5.2	Notices

(a)
Any notice or other communication that is required or permitted to be given hereunder shall be in writing and shall be validly given if delivered in person (including by courier service) or transmitted by fax as follows:

(i)	in the case of the Investor: Jin Huang Mining Company Limited Unit 7503A, 75/F International Commercial Center 1 Austin Road West Kowloon, Hong Kong, S.A.R.

Attention:	Shaoyang Shen
Email:	shaoyang.shen@zijinmining.com

with a copy to: Gowling WLG (Canada) LLP Suite 2300, 550 Burrard Street Vancouver, BC V6C 2B5

Attention:	Brett Kagetsu
Facsimile:	(604) 683-3558
Email:	brett.kagetsu@gowlingwlg.com

(ii)	in the case of the Company: Pretium Resources Inc. 2300-1055 Dunsmuir Street Four Bentall Centre Vancouver, BC V7X 1L4

Attention:	Jospeh Ovsenek
Facsimile:	(604) 558-4784
Email:	jovsenek@pretivm.com

with a copy to: Blake, Cassels & Graydon LLP Suite 2600, 595 Burrard Street Vancouver, British Columbia V7X 1L3

Attention:	Bob Wooder
Facsimile:	(604) 631-3309
Email:	Bob.Wooder@Blakes.com

(b)
Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day or if delivery or transmission is made on a Business Day after 5:00 p.m. (Vancouver time) at the place of receipt, then on the next following Business Day) or, if mailed, on the third Business Day following the date of mailing; provided, however, that if at the time of mailing or within three Business Days thereafter there is or occurs a labour dispute or other event which might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as aforesaid.

(c)	Any party may at any time change its address for service from time to time by giving notice to the other parties in accordance with this Section 5.2

5.3	Further Assurances

Each of the parties hereto shall, from time to time hereafter and upon any reasonable request of the other, promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things as may be required or necessary for the purposes of giving effect to this Agreement.

5.4	Amendments

No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

5.5	Assignment

No party may assign any of its rights or benefits under this Agreement, or delegate any of its duties or obligations, except with the prior written consent of the other parties.

5.6	Successors and Assigns

This Agreement shall enure to the benefit of and shall be binding on and enforceable by and against the parties and their respective successors or heirs, executors, administrators and other legal personal representatives and permitted assigns.

5.7	No Partnership

Nothing in this Agreement or in the relationship of the parties hereto shall be construed as in any sense creating a partnership among the parties or as giving to any party any of the rights or subjecting any party to any of the creditors of the other parties.

5.8	Public Releases

The Company agrees that it shall promptly provide the Investor with drafts of any press release relating to the issuance and sale of Subscription Shares and the entering into of this Agreement for review and comment prior to the issuance thereof.

5.9	Counterparts

This Agreement and all documents contemplated by or delivered under or in connection with this Agreement may be executed and delivered in any number of counterparts (whether by facsimile, email, or other electronic means), with the same effect as if all parties had signed and delivered the same document, and all counterparts shall be construed together to be an original and will constitute one and the same agreement.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF this Agreement has been executed by the parties.

PRETIUM RESOURCES INC.

By:	/s/ Joseph Ovsenek
Name: Joseph Ovsenek
Title: President

JIN HUANG MINING COMPANY LIMITED

By:	/s/ Zhang Qiaochun
Name: Zhang Qiaochun
Title: Director